EXHIBIT 31.2
CERTIFICATION
I, Kaes Van't Hof, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Diamondback Energy, Inc. (the “registrant”); and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	March 12, 2019	/s/ Kaes Van't Hof
Kaes Van't Hof
Chief Financial Officer